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                                  EXHIBIT 21.1

                 SUBSIDIARIES OF GENERAL PARAMETRICS CORPORATION


                    Name                           Jurisdiction of Incorporation

         1.       Parametrics Limited                        Jamaica

         2.       General Parametrics                        California
                  International, Limited

         3.       General Parametrics                        England
                  U.K. Limited

         4.       General Parametrics of                     Canada
                  Canada, Limited

         5.       General Parametrics GmbH                   Germany


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